WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
SECOND QUARTER 2013

Reports Common Share Net Asset Value Range of $13.02 to $15.37
Declares Third Quarter 2013 Dividends

FOR IMMEDIATE RELEASE

Boston, Massachusetts – August 1, 2013 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, today announced financial and operating results for the second quarter ended June 30, 2013.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended June 30, 2013

Net income applicable to common shares for the quarter ended June 30, 2013 was $5.5 million, or $0.17 per common share as compared with net income of $571,000, or $0.02 per common share for the quarter ended June 30, 2012.

For the quarter ended June 30, 2013, the Company reported Funds from Operations (“FFO”) applicable to common shares of $4.6 million, or $0.14 per common share, compared with FFO of $8.2 million, or $0.25 per common share for the quarter ended June 30, 2012.

Six Months Ended June 30, 2013

Net income applicable to common shares for the six months ended June 30, 2013 was $16.4 million, or $0.50 per common share as compared with net income of $7.9 million, or $0.24 per common share for the six months ended June 30, 2012.

FFO for the six months ended June 30, 2013 was $20.5 million, or $0.62 per common share as compared with FFO of $22.2 million, or $0.67 per common share for the six months ended June 30, 2012.

Net Asset Value as of June 30, 2013 and Performance Table

Winthrop’s estimated range of net asset value per common share at June 30, 2013 is $13.02 to $15.37 as compared to $12.94 to $15.31 at March 31, 2013.  In doing so, we continue to reflect our 701 Seventh Avenue investment at cost with no increase to net asset value.  In addition, our quarterly supplement contains an investment performance table that presents the internal rate of return for each investment made and sold or otherwise liquidated since January 1, 2008.  The pooled weighted internal rate of return on these investments is 31%.  Details regarding the methodology used to calculate the internal rate of return and the net asset value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

2013 Second Quarter Activity and Subsequent Events

•
Agreed to increase our financial commitment to our 701 Seventh Avenue, New York Times Square joint venture property from $68.0 million to up to $120.0 million and to participate in the future hotel development, increasing our preferred equity ownership from 45.8% to 61.1%.  In connection with our increased commitment, Winthrop contributed an initial additional $4.9 million to the venture and will make a second payment of $4.7 million upon refinancing of the existing mortgage and mezzanine debt.  To date, Winthrop has contributed $35.6 million to the venture.

•
Acquired through a 50-50 joint venture with Marc Realty a non-performing $14.03 million mortgage loan, including accrued interest, for $6.625 million.  Following acquisition, the joint venture obtained through an assignment in lieu of foreclosure title to the collateral, a leasehold interest in the 71,000 square feet of commercial/retail space that comprises the bottom three floors of an office building known as the James R. Thompson Center located in Chicago, Illinois.  The leasehold interest is subject to a lease with the State of Illinois that expires September 2014 with six automatic five-year extensions.

•
Sold for $20.5 million the medical office building located in Deer Valley, Arizona, which was originally acquired by foreclosing on a loan receivable that was purchased in June 2010 for approximately $10.6 million.  Winthrop’s first quarter 2013 net asset value range for the property was $19.0-$20.0 million.

•
Obtained a new $43.0 million first mortgage loan on the 1515 Market Street, Philadelphia, Pennsylvania property from a third party which bears interest at LIBOR plus 2.0% per annum, requires monthly payments of interest only and matures May 2016.  Winthrop received $38.5 million of loan proceeds from the financing which reduced Winthrop’s investment in the loan receivable to $21.1 million.  In addition to its $33.9 million loan receivable, Winthrop is entitled to receive a priority return at a rate of 19.6% per annum on its invested balance as well as an 89% equity participation in profits after satisfaction of the $76.9 million in total debt.

•
Obtained a $5.1 million loan secured by its Churchill, Pennsylvania property, which loan bears interest at 3.5% per annum, requires monthly debt service payments of interest and principal based on varying amortization schedules and matures on August 1, 2024.  After giving effect to the financing, it is expected that Winthrop will receive approximately $464,000 in annual cash flow to Winthrop.

•	Received payment in full of $2.25 million loan collateralized by the property located at Shea Boulevard in Phoenix, Arizona.

•
Received payments on the Queensridge loan receivable of approximately $15.0 million from the sale of several additional condominium units that collateralized the loan, reducing Winthrop’s loan balance to approximately $13.8 million.  Winthrop simultaneously made pay downs of approximately $13.7 million on its recourse debt with KeyBank which fully repaid the debt.

•	In July 2013, sold its Denton, Texas retail building for a gross sales price of $1.85 million. Winthrop’s first quarter 2013 net asset value range for this property was $1.725-$1.913 million.

•
In July 2013, Concord CDO satisfied its leverage ratio tests and, as a result, again began making distributions to Concord CDO’s junior tranches of bonds and its equity holder, CDH CDO LLC, a venture in which the Trust holds a 49% interest.

•
In July 2013, extended our triple net lease with Ingram Micro, the tenant occupying all 200,000 square feet of office space in Amherst, New York, through October 31, 2023 upon expiration of their existing net lease.  On July 26, we repaid the $15.0 million debt collateralized by the property.

•
In July 2013, received proceeds of $13.3 million on an investment of $10.8 million from the payoff at par of the loan held in our Metrotech venture in which we hold a 33.3% interest, which results in a 38% IRR.

Third Quarter 2013 Dividend Declarations

The Company’s Board of Trustees is declaring a regular quarterly cash dividend for the third quarter of 2013 of $0.1625 per common share payable on October 15, 2013 to common shareholders of record on September 30, 2013.

The Company’s Board of Trustees is also declaring a regular quarterly cash dividend for the third quarter of 2013 of $0.578125 per Series D preferred share payable on October 1, 2013 to Series D preferred shareholders of record on September 12, 2013.

Conference Call Information

The Company will host a conference call to discuss its second quarter 2013 results today, Thursday, August 1, 2013 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through September 3, 2013 by dialing (877) 660-6853; account #286, confirmation #415330.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, REIT Bonds, Preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three and six months ended June 30, 2013 and 2012 are as follows (in thousands except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$15,593	$11,841	$30,101	$23,042
Interest, dividends and discount accretion	4,308	5,778	9,628	11,296
	19,901	17,619	39,729	34,338
Expenses
Property operating	4,892	3,355	9,650	7,530
Real estate taxes	1,659	884	2,542	2,003
Depreciation and amortization	4,950	4,008	9,840	7,273
Interest	6,708	3,448	12,740	7,172
General and administrative	1,098	782	1,945	1,665
Related party fees	2,291	2,298	4,557	4,325
Transaction costs	46	184	52	305
State and local taxes	125	142	142	147
	21,769	15,101	$41,468	30,420
Other income (loss)

Equity in income of equity investments	4,524	818	12,393	1,242
Earnings from preferred equity investments	185	-	387	-
Realized gain (loss) on sale of securities carried at fair value	-	15	(102)	41
Unrealized gain (loss) on securities carried at fair value	(1,860)	(791)	(142)	4,141
Unrealized gain (loss) on loan securities carried at fair value	215	(88)	215	76
Settlement expense	(134)	-	(134)	-
Interest income	115	90	185	191
	3,045	44	12,802	5,691

Income from continuing operations	1,177	2,562	11,063	9,609

Discontinued operations
Income from discontinued operations	6,568	323	9,633	628
Consolidated net income	7,745	2,885	20,696	10,237
Net loss attributable to non-controlling interests	629	473	1,424	1,374
Net income attributable to Winthrop Realty Trust	8,374	3,358	22,120	11,611
Preferred Dividends of Series D Preferred Shares	(2,786)	(2,787)	(5,573)	(3,712)
Amount allocated to restricted shares	(98)	-	(124)	-
Net income attributable to Common Shares	$5,490	$571	$16,423	$7,899

Per Common Share Data – Basic
Income (loss) from continuing operations	$(0.03)	$0.01	$0.21	$0.22
Income from discontinued operations	0.20	0.01	0.29	0.02
Net income attributable to Winthrop Realty Trust	$0.17	$0.02	$0.50	$0.24

Per Common Share Data – Diluted
Income (loss) from continuing operations	$(0.03)	$0.01	$0.21	$0.22
Income from discontinued operations	0.20	0.01	0.29	0.02
Net income attributable to Winthrop Realty Trust	$0.17	$0.02	$0.50	$0.24

Basic Weighted-Average Common Shares	33,037	33,064	33,032	33,058
Diluted Weighted-Average Common Shares	33,037	33,064	33,041	33,058

Comprehensive income
Consolidated net income	$7,745	$2,885	$20,696	$10,237
Change in unrealized gain (loss) on interest rate derivative	131	(25)	130	(57)
Consolidated comprehensive income	7,876	2,860	20,826	10,180
Net loss attributable to non-controlling interest	629	473	1,424	1,374
Other comprehensive income attributable to non-controlling interest	-	-	-	-
Comprehensive loss attributable to non-controlling interest	629	473	1,424	1,374
Comprehensive income attributable to Winthrop Realty Trust	$8,505	$3,333	$22,250	$11,554

Funds From Operations:

The following presents a reconciliation of net income to funds from operations (“FFO”) for the three and six months ended June 30, 2013 and 2012 (in thousands, except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net income attributable to Winthrop Realty Trust	$8,374	$3,358	$22,120	$11,611
Real estate depreciation	3,249	2,747	6,512	5,261
Amortization of capitalized leasing costs	1,858	1,732	3,835	2,937
Real estate depreciation and amortization of unconsolidated interests	2,086	3,992	4,709	7,654
Impairment loss on investments in real estate	154	-	154	-
Gain on sale of real estate	(6,752)	-	(9,527)	-
Loss on sale of equity investments	-	(152)	110	(106)
Less: Non-controlling interest share of real estate depreciation and amortization	(1,496)	(713)	(1,738)	(1,445)

Funds from operations attributable to the Trust	7,473	10,964	26,175	25,912
Dividends of Series D Preferred Shares	(2,786)	(2,787)	(5,573)	(3,712)
Amount allocated to restricted shares	(98)	-	(124)	-
FFO applicable to Common Shares-Basic	$4,589	$8,177	$20,478	$22,200

Weighted-average Common Shares	33,037	33,064	33,032	33,058

FFO Per Common Share-Basic	$0.14	$0.25	$0.62	$0.67

Diluted
Funds from operations attributable to the Trust	$7,473	$10,964	$26,175	$25,912
Dividends of Series D Preferred Shares	(2,786)	(2,787)	(5,573)	-
Amount allocated to restricted shares	(98)	-	(124)	(3,712)
FFO applicable to Common Shares	$4,589	$8,177	$20,478	$22,200

Weighted-average Common Shares	33,037	33,064	33,032	33,058
Stock options	2	-	2	-
Restricted shares	-	-	7	-
Diluted weighted-average Common Shares	33,039	33,064	33,041	33,058
FFO Per Common Share - Diluted	$0.14	$0.25	$0.62	$0.67

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:
(in thousands, except share data)

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$59,183	$43,252
Buildings and improvements	385,370	378,737
	444,553	421,989
Less: accumulated depreciation	(53,553)	(51,553)
Investments in real estate, net	391,000	370,436

Cash and cash equivalents	186,132	97,682
Restricted cash held in escrows	19,422	13,250
Loans receivable, net	113,308	211,250
Accounts receivable, net of allowances of $474 and $374, respectively	5,027	3,882
Accrued rental income	15,801	17,241
Securities carried at fair value	10,360	19,694
Loan securities carried at fair value	226	11
Preferred equity investments	12,514	12,250
Equity investments	141,645	134,859
Lease intangibles, net	48,348	37,744
Deferred financing costs, net	4,819	4,864
Assets held for sale	1,708	-
TOTAL ASSETS	$950,310	$923,163

LIABILITIES
Mortgage loans payable	325,026	280,576
Senior notes payable	86,250	86,250
Secured financings	29,150	52,920
Notes payable	1,645	1,676
Accounts payable and accrued liabilities	19,202	21,056
Related party fees payable	2,658	2,664
Dividends payable	8,268	5,366
Deferred income	1,131	1,136
Below market lease intangibles, net	2,483	2,255
TOTAL LIABILITIES	475,813	453,899

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference; 5,060,000 shares authorized and 4,820,000 shares both issued and outstanding at June 30, 2013 and December 31, 2012	120,500	120,500
Common Shares, $1 par, unlimited shares authorized; 33,638,757 and 33,018,711 both issued and outstanding at June 30, 2013 and December 31, 2012, respectively	33,039	33,019
Additional paid-in capital	618,954	618,426
Accumulated distributions in excess of net income	(311,688)	(317,385)
Accumulated other comprehensive loss	80	(50)
Total Winthrop Realty Trust Shareholders’ Equity	460,885	454,510
Non-controlling interests	13,612	14,754
Total Equity	474,497	469,264
TOTAL LIABILITIES AND EQUITY	$950,310	$923,163

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended June 30, 2013 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614